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Exhibit 10.2(c)

                             FIRST AMENDMENT TO THE

              RETIREMENT PLAN OF ENVIRONMENTAL ELEMENTS CORPORATION

     Pursuant to the powers of amendment reserved under Section 11.1 of the Retirement Plan of Environmental Elements Corporation (the "Plan"), as amended and restated effective as of January 1, 2000, said Plan shall be and the same is hereby amended by Environmental Elements Corporation (the "Employer"), effective as provided below, as follows:

                                  FIRST CHANGE

     The following shall be added after the third sentence of Section 1.1(n), effective for Plan Years and Limitation Years beginning on and after January 1, 1998:

     "Amounts under Section 125 of the Code include any amounts not available to the Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Section 125 of the Code only if the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan."

                                  SECOND CHANGE

     A new Article XIV shall be added to the Plan as follows:

                                  "ARTICLE XIV

                                EGTRRA AMENDMENTS

     14.1 Purpose of Article XIV.

          This Article XIV is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This
     Article XIV is intended as good faith compliance with the requirements of EGTRRA, and is to be construed in accordance with EGTRRA and the guidance issued thereunder. Except as otherwise provided, this Article XIV

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     shall be effective as of the first day of the first Plan Year beginning after December 31, 2001. This Article XIV shall supersede provisions of this Plan to the extent those provisions are inconsistent with the provisions of this Article XIV.

     14.2 Limitations on Benefits.

          (a) This Section 14.2 shall be effective for limitation years ending after December 31, 2001.

          (b) Benefit increases resulting from the increase in the limitations of Section 415(b) of the Code will be provided to all employees participating in the Plan who have 1 hour of service on or after the first day of the first limitation year ending after December 31, 2001.

          (c) The "defined benefit dollar limitation" is $160,000, as adjusted, effective January 1 of each year, under Section 415(d) of the Code in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Section 415(d) will apply to limitation years ending with or within the calendar year for which the adjustment applies.

          (d) The "maximum permissible benefit" is the lesser of the defined benefit dollar limitation or the defined benefit compensation limitation (both adjusted where required, as provided in (1) and, if applicable, in (2) or (3) below).

               (1) If the Participant has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, (A) the numerator of which is the number of years (or part thereof) of participation in the Plan, and (B) the denominator of which is
     10. In the case of a Participant who has fewer than 10 years of service with the Employer, the defined benefit compensation limitation shall be multiplied by a fraction, (A) the numerator of which is the number of years (or part thereof) of service with the Employer, and (B) the denominator of which is 10.

               (2) If the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the Participant at age 62 (as adjusted under (1) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (A) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Appendix A hereto, and (B) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5% interest rate and the applicable mortality table as defined in Appendix A hereto. Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (2) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

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               (3) If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Participant at age 65 (adjusted under (1) above, if required). The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as the lesser of (A) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Appendix A hereto, and (B) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5% interest rate assumption and the applicable mortality table (as defined in the Appendix A hereto). For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

          (e) Effective for limitation years beginning after December 31, 2001, pursuant to Section 415(f)(3) of the Code, a multiemployer plan (as defined in Section 414(f) of the Code) shall not be combined or aggregated with this Plan for purposes of applying the compensation limitation set forth in
     Section 415(b)(1)(B) to this Plan.

     14.3 Increase in Compensation Limit.

          (a) The annual compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period).

          (b) The $200,000 limit on annual compensation in Section 14.03(a) shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

     14.4 Modification of Top-Heavy Rules.

          (a) This Section 14.4 shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefit requirements of Section 416(c) of the Code for such years. This Section amends Article VII of the Plan.

          (b) "Key Employee" means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner of the Employer, or a 1% owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with
     Section 416(i)(1) of the Code and the applicable regulations and other guidance

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     of general applicability issued thereunder.

          (c) This Section 14.4(c) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

               (1) The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

               (2) The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

          (d) For purposes of satisfying the minimum benefit requirements of
     Section 416(c)(1) of the Code and the Plan, in determining years of service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no key employee or former key employee.

     14.5 Modification of Definition of "Eligible Retirement Plan."

          (a) This Section 14.5 shall apply to distributions made after December 31, 2001.

          (b) For purposes of the direct rollover provisions in Section 6.10 of this Plan, an "eligible retirement plan" shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under
     Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or a political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of "eligible retirement plan" shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code."

                                  THIRD CHANGE

          A new Article XV shall be added to the Plan as follows:

                                  "ARTICLE XV

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                     MINIMUM DISTRIBUTION REQUIREMENTS

     15.1 General Rules.

          (a) The provisions of this Article XV will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

          (b) The requirements of this Article XV will take precedence over any inconsistent provisions of the Plan.

          (c) All distributions required under this Article XV will be determined and made in accordance with the Treasury regulations under
     Section 401(a)(9) of the Internal Revenue Code.

     15.2 Time and Manner of Distribution.

          (a) The Participant's entire interest must be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

          (b) If the Participant dies before distributions begin, the Participant's entire interest must be distributed, or begin to be distributed, no later than as follows:

               (1) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then except as provided in Section 15.2(d) below, distributions to the surviving spouse must begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

               (2) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then except as provided in
     Section 15.2(d) below, distributions to the designated Beneficiary must begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

               (3) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest must be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

               (4) If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this
     Section 15.2(b), other than Section 15.2(b)(1), will apply as if the surviving spouse were the Participant.

     For purposes of this Section 15.2(b) and Section 15.5, distributions are considered to begin on the Participant's required beginning date (or, if Section 15.2(b)(4) applies, the date distributions are required to begin to the surviving spouse under Section 15.2(b)(1)). If annuity payments irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 15.2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

          (c) Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions must be made in accordance with Sections 15.3, 15.4 and
     15.5. If the Participant's interest is distributed in the form of an annuity purchased from an

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     insurance company, distributions thereunder must be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations. Any part of the Participant's interest which is in the form of an individual account described in Section 414(k) of the Code must be distributed in a manner satisfying the requirements of Section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

          (d) If a Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in Section 15.2(b), but if distribution does not begin by such date, the Participant's entire interest must be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this rule will apply as if the surviving spouse were the Participant. This rule will apply to all distributions.

     15.3 Determination of Amount to be Distributed Each Year.

          (a) If the Participant's interest is paid in the form of annuity distributions under the Plan, payments under the annuity must satisfy the following requirements:

               (1) the annuity distributions must be paid in periodic payments made at intervals not longer than 1 year;

               (2) the distribution period must be over a life (or lives) or over a period certain not longer than the period described in Sections 15.4 or 15.5;

               (3) once payments have begun over a period certain, the period certain may not be changed even if the period certain is shorter than the maximum permitted;

               (4) payments must either be nonincreasing or increase only as follows:

                    (A) by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

                    (B) to the extent of the reduction in the amount of the Participant's payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Section 15.4 dies or is no longer the Participant's Beneficiary pursuant to a qualified domestic relations order within the meaning of Section 414(p);

                    (C) to provide cash refunds of employee contributions upon the Participant's death; or

                    (D) to pay increased benefits that result from a plan amendment.

          (b) The amount that must be distributed on or before the Participant's required beginning date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 15.2) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant's benefit accruals as of the last day of the first distribution calendar year must be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant's required beginning date.

          (c) Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year must be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

     15.4 Requirements For Annuity Distributions That Commence During Participant's Lifetime.

          (a) If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant's required beginning date to the designated Beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of Section 1.401(a)(9)-6T of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated Beneficiary after the expiration of the period certain.

          (b) Unless the Participant's spouse is the sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant's lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Participant as of the Participant's birthday in the year that contains the annuity starting date. If the Participant's spouse is the Participant's sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant's applicable distribution period, as determined under this Section 15.4(b), or the joint life and last survivor expectancy of the Participant and the Participant's spouse as determined under the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the calendar year that contains the annuity starting date.

     15.5 Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

          (a) Except as provided in Section 15.2(d), if the Participant dies before the date distribution of his or her interest begins and there is a designated Beneficiary, the Participant's entire interest must be distributed, beginning no later than the time described in Section 15.2(b)(1) or (b)(2), over the life of the designated Beneficiary or over a period certain not exceeding:

               (1) unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated Beneficiary determined using the Beneficiary's age as of the Beneficiary's birthday in the calendar year immediately following the calendar year of the Participant's death; or

               (2) if the annuity starting date is before the first distribution calendar year, the life expectancy of the designated Beneficiary determined using the Beneficiary's age as of the Beneficiary's birthday in the calendar year that contains the annuity starting date.

          (b) If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (c) If the Participant dies before the date distribution of his or her interest begins, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 15.5 will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 15.2(b)(1).

     15.6 Definitions.

          (a) "Designated Beneficiary" means the individual who is designated as the Beneficiary under Section 5.5 and is the designated beneficiary under
     Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

          (b) "Distribution Calendar Year" means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to
     Section 15.2(b).

          (c) "Life expectancy" means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

          (d) "Required beginning date" means the date specified in Section 6.3(a)."

                                  FOURTH CHANGE

     Effective for distributions with annuity starting dates on or after December 31, 2002, notwithstanding any Plan provisions to the contrary, any reference in the Plan the "GATT Mortality Table" shall be construed as a reference to the mortality table prescribed in Revenue Ruling 2001-62 for all purposes under the Plan.

     The Retirement Plan of Environmental Elements Corporation, as amended and restated effective as of January 1, 2000, as amended by the foregoing changes, is hereby ratified and confirmed in all other respects.

     IN WITNESS WHEREOF, the Employer has caused these presents to be executed by its duly authorized officers and its corporate seal to be affixed on
this            day of                     , 2002.
     ----------        --------------------

ATTEST:                                 ENVIRONMENTAL ELEMENTS CORPORATION


                                        By:
------------------------------------        ------------------------------------
                        , Secretary                                  , President
                   (CORPORATE SEAL)